EXHIBIT (c)(11)

PRELIMINARY

Project Closeup: Board Update

Goldman, Sachs & Co.

10-Feb-2008

Revenue and Operating Margin Sensitivities

Street Estimates
	2008E	2009E
Revenue	$895.6	$925.6
Growth %	4.4%	3.4%
EBIT	$194.4	$202.7
Margin %	21.7%	21.9%
Growth %	(6.4)%	4.3%

(2.5)% Revenue & (2.5)% Operating Margin
	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	07-‘12 CAGR
Revenue	$733.2	$806.6	$857.6	$918.6	$962.1	$1,014.1	$1,059.4	$1,116.9	5.4%
Growth %	17.8%	10.0%	6.3%	7.1%	4.7%	5.4%	4.5%	5.4%
EBIT—Adjusted	$225.4	$226.0	$207.6	$193.7	$219.4	$255.7	$281.2	$318.7	9.0%
Margin %	30.7%	28.0%	24.2%	21.1%	22.8%	25.2%	26.5%	28.5%
Growth %	32.9%	0.3%	(8.1)%	(6.7)%	13.2%	16.5%	10.0%	13.3%

(5.0)% Revenue & (2.5)% Operating Margin
	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	07-‘12 CAGR
Revenue	$733.2	$806.6	$857.6	$897.1	$917.2	$943.8	$962.5	$990.6	2.9%
Growth %	17.8%	10.0%	6.3%	4.6%	2.2%	2.9%	2.0%	2.9%
EBIT—Adjusted	$225.4	$226.0	$207.6	$189.2	$209.2	$238.0	$255.4	$282.6	6.4%
Margin %	30.7%	28.0%	24.2%	21.1%	22.8%	25.2%	26.5%	28.5%
Growth %	32.9%	0.3%	(8.1)%	(8.8)%	10.5%	13.8%	7.3%	10.7%

(2.5)% Revenue & (5.0)% Operating Margin
	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	07-‘12 CAGR
Revenue	$733.2	$806.6	$857.6	$918.6	$962.1	$1,014.1	$1,059.4	$1,116.9	5.4%
Growth %	17.8%	10.0%	6.3%	7.1%	4.7%	5.4%	4.5%	5.4%
EBIT—Adjusted	$225.4	$226.0	$207.6	$170.8	$195.4	$230.3	$254.7	$290.8	7.0%
Margin %	30.7%	28.0%	24.2%	18.6%	20.3%	22.7%	24.0%	26.0%
Growth %	32.9%	0.3%	(8.1)%	(17.7)%	14.4%	17.9%	10.6%	14.2%

(5.0)% Revenue & (5.0)% Operating Margin
	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	07-‘12 CAGR
Revenue	$733.2	$806.6	$857.6	$897.1	$917.2	$943.8	$962.5	$990.6	2.9%
Growth %	17.8%	10.0%	6.3%	4.6%	2.2%	2.9%	2.0%	2.9%
EBIT—Adjusted	$225.4	$226.0	$207.6	$166.8	$186.2	$214.4	$231.4	$257.9	4.4%
Margin %	30.7%	28.0%	24.2%	18.6%	20.3%	22.7%	24.0%	26.0%
Growth %	32.9%	0.3%	(8.1)%	(19.6)%	11.7%	15.1%	7.9%	11.5%

Source: Management plan per GYI management adjusted for incremental annual revenue growth and operating margin sensitivities. IBES for Street Estimates

Note: IBES “EBIT” approximated by IBES “Operating Profit” given greater number of estimates available

PRELIMINARY

Illustrative Discounted Cash Flow Analysis Rev & Oper Margin Sensitivities – Terminal Value Multiple Method

($ in millions)

EV/LTM EBITDA Multiples
Current (4-Feb-08)	5.1x
Undist Price (18-Jan-08)	4.2x

(2.5)% Revenue & (2.5)% Operating Margin
		Terminal Multiple of 2012E EBITDA
		4.5x	5.5x	6.5x	7.5x
	10.0%	$32.75	$36.92	$41.07	$45.21
	11.0%	31.63	35.62	39.59	43.55
WACC	12.0%	30.57	34.38	38.18	41.97
	13.0%	29.54	33.20	36.85	40.47
	14.0%	28.57	32.08	35.57	39.05

(5.0)% Revenue & (2.5)% Operating Margin
		Terminal Multiple of 2012E EBITDA
		4.5x	5.5x	6.5x	7.5x
	10.0%	$30.45	$34.27	$38.07	$41.86
	11.0%	29.41	33.07	36.71	40.33
WACC	12.0%	28.42	31.93	35.42	38.88
	13.0%	27.48	30.85	34.19	37.51
	14.0%	26.58	29.82	33.01	36.20

(2.5)% Revenue & (5.0)% Operating Margin
		Terminal Multiple of 2012E EBITDA
		4.5x	5.5x	6.5x	7.5x
	10.0%	$30.46	$34.36	$38.24	$42.11
	11.0%	29.41	33.15	36.86	40.56
WACC	12.0%	28.41	31.99	35.55	39.09
	13.0%	27.45	30.90	34.30	37.69
	14.0%	26.55	29.85	33.11	36.37

(5.0)% Revenue & (5.0)% Operating Margin
		Terminal Multiple of 2012E EBITDA
		4.5x	5.5x	6.5x	7.5x
	10.0%	$28.35	$31.94	$35.51	$39.06
	11.0%	27.38	30.83	34.24	37.63
WACC	12.0%	26.46	29.76	33.03	36.28
	13.0%	25.58	28.74	31.88	35.00
	14.0%	24.74	27.77	30.78	33.77

Source: Management plan per GYI management adjusted for incremental annual revenue growth and operating margin sensitivities

Note: Assumes mid-year convention discounting for cash flows in CY08-CY12. Terminal value based on LTM EBITDA in year 5 is discounted 5 years. WACC analysis suggests 11.93% based on risk free rate of 4.83% (10 year average of 10 year U.S. Treasury as of 4-Feb-2008), risk premium of 5.16% (Ibbotson) and GYI beta of 1.65 (Barra historical beta), cost of debt of 8.5% and current capitalization.

PRELIMINARY

Revenue and Operating Margin Sensitivities Management Plan and FX Adjusted Plans

Management Plan
	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	07-‘12 CAGR
Revenue	$733.2	$806.6	$857.6	$940.0	$1,008.0	$1,087.7	$1,163.6	$1,255.7	7.9%
Growth %	17.8%	10.0%	6.3%	9.6%	7.2%	7.9%	7.0%	7.9%
EBIT—Adjusted	$225.4	$226.0	$207.6	$221.8	$255.1	$301.4	$337.9	$389.7	13.4%
Margin %	30.7%	28.0%	24.2%	23.6%	25.3%	27.7%	29.0%	31.0%
Growth %	32.9%	0.3%	(8.1)%	6.8%	15.0%	18.2%	12.1%	15.3%

10% FX Adjusted
	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	‘07E-‘12E CAGR
Revenue	$733.2	$806.6	$857.6	$886.6	$950.9	$1,026.3	$1,097.7	$1,184.1	6.7%
Growth %	17.8%	10.0%	6.3%	3.4%	7.3%	7.9%	7.0%	7.9%
EBIT—Adjusted	$225.4	$226.0	$207.6	$198.4	$229.7	$274.0	$308.0	$356.7	11.4%
Margin %	30.7%	28.0%	24.2%	22.4%	24.2%	26.7%	28.1%	30.1%
Growth %	32.9%	0.3%	(8.1)%	(4.4)%	15.8%	19.3%	12.4%	15.8%

20% FX Adjusted
	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	‘07E-‘12E CAGR
Revenue	$733.2	$806.6	$857.6	$832.8	$893.8	$964.8	$1,031.7	$1,112.5	5.3%
Growth %	17.8%	10.0%	6.3%	(2.9)%	7.3%	7.9%	6.9%	7.8%
EBIT—Adjusted	$225.4	$226.0	$207.6	$171.1	$200.4	$241.9	$273.2	$318.2	8.9%
Margin %	30.7%	28.0%	24.2%	20.5%	22.4%	25.1%	26.5%	28.6%
Growth %	32.9%	0.3%	(8.1)%	(17.6)%	17.1%	20.7%	12.9%	16.5%

30% FX Adjusted
	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	‘07E-‘12E CAGR
Revenue	$733.2	$806.6	$857.6	$779.1	$836.7	$903.4	$965.8	$1,040.9	4.0%
Growth %	17.8%	10.0%	6.3%	(9.2)%	7.4%	8.0%	6.9%	7.8%
EBIT—Adjusted	$225.4	$226.0	$207.6	$143.9	$171.0	$209.8	$238.3	$279.7	6.1%
Margin %	30.7%	28.0%	24.2%	18.5%	20.4%	23.2%	24.7%	26.9%
Growth %	32.9%	0.3%	(8.1)%	(30.7)%	18.9%	22.7%	13.6%	17.4%

Source: GYI Management. Management plan uses the average of November 2007 USD/Eur exchange rates for projection period. 10% FX Adjusted, 20% FX Adjusted and 30% FX Adjusted estimates per GYI management assumes effect of 10%, 20% and 30% strengthening of USD on revenue and expenses in 2008 and same growth rates as the management plan thereafter.

PRELIMINARY

Illustrative Discounted Cash Flow Analysis[1] Business & FX Adjusted Operating Sensitivities

($ in millions)

USD/EUR Exchange Rates
Historical Ex. Rates		Forward Ex. Rates
Current (4-Feb-2008)	1.48	3 Month	1.48
Mgmt Plan (11-07 Avg)	1.47	6 Month	1.47
6 Month Avg.	1.43	1 Year	1.46
1 Year Avg.	1.39	3 Year	1.45
3 Year Avg.	1.30	5 Year	1.45
5 Year Avg.	1.26	10 Year	1.46

Management Plan – Terminal Value Multiple Method
	Incremental FY08E-FY12E Annual Revenue Growth
	(5.0%)	(2.5%)	0.0%	2.5%	5.0%
(5.0)%	$29.76	$31.99	$34.42	$37.05	$39.90
(2.5)%	31.93	34.38	37.04	39.93	43.07
0.0%	34.10	36.76	39.66	42.81	46.24
2.5%	36.26	39.14	42.28	45.69	49.40
5.0%	38.41	41.51	44.89	48.57	52.57

10% FX Adjusted – Terminal Value Multiple Method
	Incremental FY08E-FY12E Annual Revenue Growth
	(5.0%)	(2.5%)	0.0%	2.5%	5.0%
(5.0)%	$27.71	$29.78	$32.02	$34.45	$37.09
(2.5)%	29.77	32.04	34.50	37.18	40.08
0.0%	31.81	34.29	36.97	39.90	43.07
2.5%	33.85	36.53	39.44	42.61	46.07
5.0%	35.89	38.77	41.91	45.33	49.06

20% FX Adjusted – Terminal Value Multiple Method
	Incremental FY08E-FY12E Annual Revenue Growth
	(5.0%)	(2.5%)	0.0%	2.5%	5.0%
(5.0)%	$25.28	$27.12	$29.14	$31.33	$33.69
(2.5)%	27.21	29.26	31.49	33.90	36.52
0.0%	29.15	31.39	33.82	36.47	39.35
2.5%	31.07	33.50	36.15	39.03	42.17
5.0%	32.97	35.61	38.47	41.59	44.99

30% FX Adjusted – Terminal Value Multiple Method
	Incremental FY08E-FY12E Annual Revenue Growth
	(5.0%)	(2.5%)	0.0%	2.5%	5.0%
(5.0)%	$22.86	$24.47	$26.24	$28.17	$30.27
(2.5)%	24.66	26.47	28.45	30.61	32.94
0.0%	26.47	28.47	30.66	33.03	35.61
2.5%	28.27	30.47	32.84	35.44	38.26
5.0%	30.07	32.44	35.03	37.84	40.91

Source: Management plan per GYI. 10% FX Adjusted, 20% FX Adjusted and 30% FX Adjusted estimates per GYI management assumes effect of 10%, 20% and 30% strengthening of USD on revenue and expenses in 2008 and same growth rates as the management plan thereafter. Management plan uses the average of November 2007 USD/Eur exchange rates for projection period.

Note: Assumes mid-year convention discounting for cash flows in CY08-CY12. Terminal value based on LTM EBITDA in year 5 is discounted 5 years. WACC analysis suggests 11.93% based on risk free rate of 4.83% (10 year average of 10 year U.S. Treasury as of 4-Feb-2008), risk premium of 5.16% (Ibbotson) and GYI beta of 1.65 (Barra historical beta), cost of debt of 8.5% and current capitalization.

[1]

Assumes discount rate of 12.0% and exit EBITDA multiple of 5.5x. Incremental revenue growth and operating margin sensitivities show increase or decrease for each year of the GYI management plan. For example if management plan revenue growth in a given year is 10% and operating margin is 30%, in the (5.0%) case revenue growth and (5.0%) operating margin case, the sensitivity revenue growth is 5% and operating margin is 25%. Change applies to every year of the projected period CY08-CY12. Gross margins, D&A, capex, eso, and tax rates are constant with GYI management plan.

4